Exhibit 99.1

Joint Filer Information

Name:
   Windamere, LLC

Address:
   6402 Cardeno Drive
   La Jolla, CA 92037

Designated Filer:
   Scott L. Glenn

Issuer & Trading Symbol:
   Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
   4/13/2005

Signature:
   /s/ Scott L. Glenn
   Its:  Managing Member




Name:
   Windamere II, LLC

Address:
   6402 Cardeno Drive
   La Jolla, CA 92037

Designated Filer:
   Scott L. Glenn

Issuer & Trading Symbol:
   Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
   4/13/2005

Signature:
   /s/ Scott L. Glenn
   Its:  Managing Member